UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silexion Therapeutics Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On November 13, 2024, Silexion Therapeutics Corp issued the following announcement:

SILEXION THERAPEUTICS CORP ANNOUNCES ADJOURNMENT OF
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO NOVEMBER 19,
2024 AND UPDATE OF PROPOSED REVERSE SHARE SPLIT RATIO TO 1-FOR-9

Grand Cayman, Cayman Islands, November 13, 2024 — Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the extraordinary general meeting of the Company (the “Extraordinary Meeting”), scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on November 12, 2024, was convened and then adjourned for one week without conducting any business, and will recommence at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on November 19, 2024 at the offices of the Company’s external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The Extraordinary Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/2024, or by calling 1 800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID 3913692#.

The Extraordinary Meeting is being held for the purpose of approving a proposal to allow the Company’s board of directors to effect a reverse share split of the Company’s ordinary shares. The initial proposal, as described to shareholders in the definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 22, 2024 (the “Definitive Proxy Statement”), was for a reverse share split at a ratio of not less than 1-for-10 and not more than 1-for-20.Based on a decision made by the Company’s board of directors, the proposed ratio to be actually presented at the Extraordinary Meeting has been updated to a fixed ratio of 1-for-9 (the “Updated Ratio”). The Updated Ratio is intended to enable the Company to restore its compliance with Nasdaq Listing Rule 5450(a)(1), which requires that the Company’s ordinary shares maintain a minimum bid price of $1.00 per share on an ongoing basis in order to remain listed on the Nasdaq Global Market, while not reducing the number of publicly held shares of the Company below 1,100,000, which is the minimum needed for continued listing on the Nasdaq Global Market. The expected increase in market price due to the reverse share split is also expected to assist Silexion in raising capital to support its preclinical studies and clinical trials.

The record date for the Extraordinary Meeting remains the close of business on October 22, 2024. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change or revoke their proxy in light of the Updated Ratio, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a shareholder of record and have questions or need assistance voting your shares, please contact Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Further information related to attendance, voting and the proposal to be considered and voted on at the Extraordinary Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the SEC under cover of Schedule 14A on November 13, 2024 (the “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics (NASDAQ: SLXN) is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company's first-generation product, LODER, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: whether Silexion succeeds at obtaining shareholder approval for the proposed reverse share split; whether Silexion’s share price is proportionately increased due to the reverse share split; whether the anticipated increase in Silexion’s share price due to the reverse share split is sustained and enables Silexion to regain compliance with the Nasdaq minimum bid price listing requirement and other continued listing requirements; whether the anticipated higher share price due to the reverse share split enables Silexion to successfully raise capital in the near future; Silexion’s market opportunity; Silexion’s strategy, future operations, financial position, projected costs, prospects and plans; the impact of the regulatory environment and complexities with compliance related to such environment; expectations regarding future partnerships or other relationships with third parties; Silexion’s future capital requirements and sources and uses of cash, including Silexion’s ability to obtain additional capital in the future; and other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Definitive Proxy Statement, which was filed with the SEC on October 22, 2024, and the proxy statement/prospectus for the business combination of the Company, Silexion Therapeutics Ltd. and Moringa Acquisition Corp, which was filed with the SEC on July 17, 2024 (the “proxy statement/prospectus”). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by the Proxy Supplement, as well as the proxy statement/prospectus, because they contain important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, the Proxy Supplement, the proxy statement/prospectus and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the reverse split proposal to be considered and voted on at the Extraordinary Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Contact
ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com